Exhibit 1.03

[LIMITEDBRANDS LOGO]

STOCK OPTION AWARD AGREEMENT

This Stock Option Agreement is entered into by and between Limited Brands, Inc. (the “Company”) and the associate of the Company whose name appears below (the “Associate”) in order to set forth the terms and conditions of Options granted to the Associate under the Limited Brands, Inc. 1993 Stock Option and Performance Incentive Plan (2003 Restatement) (the “Plan”).

Associate’s Name:	V. Ann Hailey

Business Unit:	Limited Support Group

Social Security Number:

Address:	7531 Ehret Round New Albany, OH United States 43054

					Vesting Schedule

Option Type	Date of Grant	Expiration Date	Number of Shares	Option Price	Date	Shares

Incentive	3/31/2005	3/31/2015	4,115	$ 24.3000	3/31/06
					3/31/07
					3/31/08
					3/31/09	4,115

Non-Qualified (NQ)	3/31/2005	3/31/2015	95,885	$ 24.3000	3/31/06	25,000
					3/31/07	25,000
					3/31/08	25,000
					3/31/09	20,885

Subject to the attached Terms and Conditions and the terms of the Plan, which are incorporated herein by reference, the Company hereby grants to the Associate Options to purchase shares of Common Stock of the Company, as outlined above.

The Company and the Associate have executed this Agreement as of the Date of Grant set forth above.

	LIMITED BRANDS, INC.	ASSOCIATE:

By:

	Leslie H. Wexner, Chairman	V. Ann Hailey

PLEASE RETURN ONE SIGNED COPY OF THIS AGREEMENT TO
PAM WILSON, LIMITED BRANDS, THREE LIMITED PARKWAY, COLUMBUS, OH 43230 614.415.7049